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                                                                  EXHIBIT 10(nn)

                            FOURTH AMENDMENT TO LEASE

          THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this "Agreement") dated as of December 28, 2000, by and between RANDOLPH/CLINTON LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), with an address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020, and INFORMATION RESOURCES, INC., a Delaware corporation ("Tenant") with an address at 150 North Clinton Street and 564 West Randolph Street, Chicago, ILL.


                                   WITNESSETH:
                                   -----------
          WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated of September 27, 1990, as amended by that certain Amendment Number 1 to Lease Agreement between Landlord and Tenant dated as of March 29, 1991, as further amended by that certain Second Amendment to Lease Agreement dated as of March 29, 1995 between Landlord and Tenant, as further amended by that certain Waiver, Consent and Covenant Agreement dated as of February 8, 1999 between Landlord and Tenant, as further amended by that certain Third Amendment and Waiver Agreement dated as of February 9, 2000 between Landlord and Tenant (as so amended, the "Lease");

          WHEREAS, Landlord and Tenant desire to amend the Lease in the manner set forth hereinafter;

          NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Lease, as amended hereby.

2. The covenants set forth in paragraph C(iv) of Exhibit E to the Lease are hereby deleted. The definition of Consolidated Operating Income set forth on Exhibit E to the Lease is amended so as to exclude from Consolidated Operating Income (but only for the fiscal years ending December 31, 2001 and December 31, 2002) non-recurring, non-cash asset impairment charges which would otherwise have been included in Consolidated Operating Income for such periods in accordance with Exhibit E to the Lease. The amendments to the Lease set forth in this paragraph 2 shall be effective only upon delivery to Landlord of the initial Letter of Credit (as defined hereinafter) within the time periods specific in paragraph 3 of this Agreement.

3. As additional security for (i) the payment of Rent, (ii) the performance by Tenant of its obligations under paragraphs 10 and 12 of the Lease, and
     (iii) performance by Tenant of its other monetary obligations under the Lease (as amended hereby) (the obligations in clauses (i), (ii) and (iii) being referred to herein as the "Obligations"), Tenant shall provide to Landlord, within 10 business days following execution of this Agreement by Tenant, a standby letter of credit naming Landlord as the beneficiary in the amount of $2,465,652. Such letter of credit, and any substitute therefor provided to Landlord in the manner set forth hereinafter and meeting the conditions specified herein, is referred to herein as the "Letter of Credit". The Letter of Credit shall be in form and scope reasonably satisfactory to Landlord and (a) shall be irrevocable and unconditional, (b) must be issued by Harris Trust and Savings Bank or another financial institution having a rating on its long term unsecured senior debt of AA- or better from Standard & Poors Corporation or Aa3 or better from Moody's Investor Services, Inc. (and if the rating of the long term unsecured senior debt of either Harris Trust and Savings bank or any other issuer of the Letter of Credit does not at any time meet the minimum ratings specified in this clause (b), Tenant shall provide Landlord with a replacement Letter of Credit within 30 days following written notice to Tenant), (c) shall have a term of at least one year, (d) shall state that it may be drawn in whole or in part by a draft at sight in the amount of such drawing, accompanied only by a letter addressed to the issuing bank and signed by the then beneficiary of the Letter of Credit stating as follows: "An event has occurred which entitles the beneficiary of letter of credit number ____ dated ______ issued by ______ to make a drawing on such letter of credit.", (e) shall state that it may be assigned one or more times by the Landlord to (x) any Lender (including The Chase Manhattan Bank, its successors and assigns) or (y) any buyer of any of the Leased Premises, and shall also state that it may be assigned one or more times by Lender to any assignee of Lender, in all cases without payment of any fee to the issuing bank, (f) shall state that it shall be automatically renewed for a successive one year term unless the issuing bank notifies the beneficiary thereof in writing (by registered mail, return receipt requested) at least 45 days prior to the expiration date of the Letter of Credit then held by beneficiary that such Letter of Credit will not be so renewed. Tenant shall keep such Letter of Credit in effect during any period Tenant does not have a rating on its long term unsecured senior debt (or, if the Tenant does not have any outstanding long term unsecured senior debt, Tenant does not have a shadow rating) of at least BBB or better from Standard & Poors Corporation or a successor thereto or at least Baa2 or


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     better from Moody's Investor Services, Inc. or a successor thereto, it being understood that Tenant need not keep such Letter of Credit in effect with Landlord during any period in which the rating on Tenant's senior unsecured debt (or, if Tenant does not have any outstanding long term unsecured senior debt, Tenant's shadow rating, if any) meets or exceeds the foregoing specified minimum ratings.

4. The Letter of Credit shall be held by Landlord (or its assignee) as additional collateral for the payment and/or performance of the Obligations. Upon occurrence of any Draw Default (as defined hereinafter) specified in clause (c) of paragraph 6(i) of this Agreement, the Landlord (or its assignee) shall be entitled to draw the Letter of Credit to the extent necessary to cure such Draw Default, but the Landlord shall not be obligated to do so. Accordingly, if such a Draw Default occurs which also constitutes an Event of Default, the Landlord may exercise all of its rights and remedies under the Lease as amended hereby and the Letter of Credit shall continue to be held as additional collateral for payment and/or performance of the Obligations.

5. Upon occurrence of any Draw Default specified in clauses (a) or (b) of paragraph 6(i) of this Agreement, then Landlord (or its assignee) may draw the Letter of Credit in full. If the then beneficiary of the Letter of Credit is a Lender, then such sums may be deposited by Lender into a general account of Lender and may be commingled with other funds of Lender and no interest need be paid to Landlord or Tenant. If the then beneficiary is the Landlord and Landlord is permitted by Lender to hold such funds, such funds shall not be commingled with other funds of the Landlord but shall be deposited into a separate interest-bearing account of Landlord with interest earned (a) to be taxed to Tenant and (b) to be held in such account as part of the funds drawn under the Letter of Credit. In such event, the funds so held may be used to cure a Draw Default specified in clause (c) of paragraph 6 (i) of this Agreement (although the Landlord shall not be obligated to use funds to do so and the Landlord may exercise all of its other rights and remedies against the Tenant if an Event of Default has occurred and is continuing) or such funds shall be held by Landlord (or its assignee) as additional collateral for the payment and/or performance of the Obligations.

6. (i) As used herein, "Draw Default" shall mean any one or more of the following events: (a) the Letter of Credit then held by the Landlord (or its assignee) is not renewed or extended for an additional term of at least one year, or is not replaced with a replacement Letter of Credit, on or prior to a date which is 30 days prior to the expiration date of the Letter of Credit then held by the Landlord or its assignee, or the Letter of Credit then held by Landlord (or its assignee) is not replaced within the time period specified in paragraph 3(b) of this Agreement (in the event of a downgrade of the issuing bank's credit as specified in paragraph 3(b) of this Agreement), (b) if a partial drawing is made on the Letter of Credit, Landlord (or its assignee) does not receive from the issuing bank, within 30 days thereafter, a notice reinstating the amount which may be drawn under the Letter of Credit to $2,465,652, or (c) an Event of Default (as defined in the Lease, as amended hereby) occurs due to the Tenant's failure to timely pay or perform any Obligation.

          (ii) An additional Event of Default (as defined in the Lease) shall occur if (a) the Letter of Credit then held by Landlord (or its assignee) expires or terminates without being drawn in full and is not replaced by Tenant with a replacement Letter of Credit within 30 days following written notice to Tenant, or (b) Tenant fails to deliver the initial Letter of Credit to Landlord within the time period specified in paragraph 3 of this Agreement and such failure continues for 5 days following written notice from Landlord to Tenant.

          (iii) Within 15 days following any draw on the Letter of Credit, Landlord shall give Tenant written notice of such draw.

7. So long as no Draw Default specified in clause (c) of paragraph 6(i) has occurred and is continuing, the Letter of Credit (or, if the Letter of Credit was previously drawn and cash is being held pursuant to paragraph 5 of this Agreement, then the amount of cash then so held pursuant to paragraph 5) shall be returned to Tenant upon the earlier to occur of the date on which Tenant meets or exceeds the minimum credit ratings specified in paragraph 3 of this Agreement (subject to Tenant's obligation to provide a new Letter of Credit if Tenant's credit ratings subsequently fall below those minimum ratings specified in paragraph 3 of this Agreement) or the expiration or earlier termination of the Lease Term and, in the event of such expiration or earlier termination, only after payment and performance by Tenant of all Obligations.

8. Tenant shall, from time to time upon request of Landlord, provide to Landlord copies of documents evidencing Tenant's then existing credit facilities and amendments thereto.

9. The Letter of Credit shall be in addition to, and not in lieu of, Landlord's rights to require a letter of credit pursuant to section 10(d) of the Lease.

10. This Agreement may be executed in any number of counterparts and by the different parties thereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all counterparts shall constitute but one and the same instrument.


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11.  Each of Tenant and Landlord shall pay their own respective legal fees and expenses in preparing and reviewing this Agreement.

12. If at any time the Letter of Credit is drawn and proceeds are held by Landlord (or its assignee) or Lender, Borrower shall have a right to substitute a letter of credit for the cash so held so long as such substitute letter of credit meets all of the terms and conditions of the Letter of Credit (except that the amount of such substitute letter of credit shall be in the amount of the cash so held). In such event, all references herein to the Letter of Credit shall be deemed to include any such substitute letter of credit.

          EXECUTED as of the day and year first above written.

                                        RANDOLPH/CLINTON LIMITED PARTNERSHIP, a
                                        Delaware limited partnership
                                        By: QRS 10-1(ILL), INC., general partner

                                        By
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                                        INFORMATION RESOURCES, INC., a
                                        Delaware corporation


                                        By
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